PHASE II REPORT

on the

MAGNOLIA PROPERTY

Nanaimo Mining Division
British Columbia

N.T.S. 092F/09, 10
Latitude 49° 42' 30" N
Longitude 124° 29' 30" W

for

Owner:
LORRIE ANN ARCHIBALD
1745 Larkhall Crescent
North Vancouver, BC.
V7H 2Z3

Operator:
GREENLITE VENTURES INC.
810 Peace Portal Drive
Blaine, WA.
98230

by

P. REYNOLDS, B.Sc., P.Geo.
2005 November 22

LIST OF APPENDICES

APPENDIX 1	ANALYTICAL RESULTS
APPENDIX 2	FIGURES 1 - 6

INTRODUCTION

This report was prepared at the request of the directors of Greenlite Ventures Inc. It discusses the Phase II exploration program completed during 2005 April 8 – 12 and July 4 – September 15 and recommends further exploration.

The information for the accompanying report was obtained from sources cited under references, from a personal examination of the property on 2003 April 18 - 19 and from the supervision of the 2005 exploration program.

Pertinent information such as extent and character of ownership was submitted by the Company and the Company's representatives and is believed to be true. No attempt was made to verify this information as this is beyond the scope of this report.

This report is prepared for the exclusive use of Greenlite Ventures Inc., and shall not be reproduced, distributed or made available to any other persons or companies without the knowledge and written consent of the author.

LOCATION, ACCESS & PHYSIOGRAPHY

The Magnolia property is located on Texada Island, B.C., one kilometre north of the Town of Gillies Bay. This largest island in the Strait of Georgia lies 110 km west-northwest of Vancouver and is accessible from Vancouver by car and ferry combinations either directly via Powell River on the mainland or circuitously through the Town of Comox on Vancouver Island. Alternatively, charter air service is available.

The property is centered at 49° 42' 30" north latitude (UTM 5507050 N) and 124° 29' 30" west longitude (UTM 392500 E) on N.T.S. mapsheets 092F 09W. Road access to and within the property is good. The gravel Central Road and the paved Gillies Bay - Vananda highway provide access to the northeastern and southwestern boundaries respectively. Interior travel is aided by old logging roads traversable by 4-wheel drive vehicles and other trails suitable for foot access only.

The topographic relief on the property ranges from 75 metres above sea level on the southwest to approximately 200 metres on the east boundary, which is on the southwest flank of Mount Pocahontas.

The island is within the "Sunshine Coast" area of British Columbia and features mild winters and moderate, dry summers. Consequently, all aspects of surface exploration may be carried out year round. Drinking water for the two towns on the island is provided by two dammed lakes. One of them, Cranby Lake, is located one kilometre southwest of the property. Water for diamond drilling is available from the many creeks and swamps on the property.

Magnolia Pase II Rpt. –y 2005 November 21	1	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

CLAIM STATUS

The Magnolia property is comprised of one four-post claim containing 18 units. The claim is approximately 1.5 kilometres east-west by three kilometres north-south with an area of 450 hectares. Complete claim information is as follows.

Claim Name	Tenure Number	No. of Units	Expiry Date
Magnolia 1	392905	18	29 April 2008

The property overstakes one reverted crown grant, the X-Ray reverted Crown grant (229535). Lorrie Ann Archibald is the registered owner of the claim.

REGIONAL GEOLOGY

The geology of Texada Island has been reported on by several people since magnetite was first discovered in 1873. G.M. Dawson, of the Geological Survey of Canada, examined the shoreline geology in 1887. A comprehensive report on Texada Island Geology was made in 1914 by R.G. McConnell of the Geological Survey of Canada. That report mainly concentrated on the iron occurrences adjacent to the northwestern shore of the Island. Swanson studied the iron skarns in 1925. More recent work was done on the skarn mineralization by Bacon (1952), Muller and Carson (1968), Sangster (1969), Ettlinger and Ray (1988) and Webster and Ray (1990). The only map of the whole Island is by Muller (1968) who mapped on a reconnaissance basis. Webster and Ray (1990) produced a geological map of the northern third of the Island based on reconnaissance mapping during July and August 1989 and information provided by local prospectors, geologists and quarry managers.

Texada Island is located along the eastern margin of both the Insular tectono-stratigraphic belt and the Wrangellia Terrane of the Canadian Cordillera. The oldest rocks mapped on the Island are calc-alkaline volcaniclastics of the Paleozoic Sicker Group exposed on the southeastern tip of the Island. These are unconformably overlain to the north by pillowed to massive basaltic flows and volcaniclastics of the Middle to Upper Triassic Karmutsen Formation. Near the top of the formation the flows contain thin interbeds of fossiliferous limestone.

The Karmutsen is conformably overlain by limestones of the Upper Triassic Quatsino Formation whose exposures vary in thickness from marginal east and south of the exhausted iron mines to more than 500 metres at the northern tip of the Island. Cretaceous sediments of the Nanaimo Group crop out around Gillies Bay and may extend northward under alluvium for one to two kilometers.

Various stocks and minor intrusions, ranging in composition from gabbro through the more common diorite to quartz monzonite intrude the volcanics and limestones. These have been radiometrically dated as Middle to Upper Jurassic, and may correlate with the Coast Plutonic Complex on the mainland or the Island Intrusions on Vancouver Island. The more mafic stocks, which tend to be concentrated along the northwest trending Marble Bay Fault, are associated with copper-gold skarn mineralization around Vananda and the northeastern tip of the Island. The Gillies Bay felsic stock is associated with several magnetite-rich skarn

Magnolia Pase II Rpt. –y 2005 November 21	2	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

deposits. Other stocks and minor intrusives reportedly have skarn development but apparently have not been examined in great detail.

According to Webster and Ray the limestone and volcanics have been deformed into a series of broad, northwest trending open folds that plunge gently to moderately northwards.

Three sub-parallel, northwesterly lineaments are the most striking structural features of the north end of the Island. The most persistent and visually striking one, the Marble Bay fault, appears to traverse the entire length of the Island, albeit with some offsets. The other two, the Holly and Ideal faults are substantially shorter. All of them, according to Webster and Ray (1990) appear to have controlled the emplacement of the Jurassic intrusives and their associated skarn mineralization. The area between these faults has undergone substantial brittle deformation expressed by numerous low-angle splay faults and right-angle faults and shear zones either mapped or inferred from airborne geophysical surveys and photographs.

REGIONAL ECONOMIC SETTING

Texada Island has a long history of mining and exploration for gold, copper and iron ore that began with the discovery of magnetite in 1873.

Gold, copper and silver were produced during intermittent production mainly from three mines during the period 1896 to 1952. The Marble Bay, Little Billie and Cornell mines, located at Vananda 5 kilometres northwest of the Magnolia property, produced a total of 303,608 tonnes of ore with an average grade of 7.83 grams/tonne gold, 52.74 grams/tonne silver and 2.9% copper (Ettlinger & Ray, 1988). These three deposits were in skarn mineralization at contacts between the Quatsino limestone and diorite intrusions. Other deposits which produced small amounts of ore during the same period were either in similar skarn environments or in quartz-flooded breccia zones along faults cutting the interbedded volcanics and limestones of the Karmutsen formation. It is believed that northwesterly trending faults, as well as low-angle splays from these faults, are associated with the emplacement of the diorite intrusions and locally, skarn mineralization (Webster and Ray 1990).

Iron ore was mined from a discontinuous line of magnetite-copper lenses, approximately two kilometres in length, situated immediately northwest of the town of Gillies Bay. Magnetite-copper skarn mineralization is developed along either the Quatsino-Karmutsen contact near the margin of the Gillies stock or along the intrusive-Quatsino contact. Alternatively, skarn mineralization may form in the limestone and volcanic rocks some distance from the stock where the skarn forming fluids were controlled by near vertical brittle fractures (Webster and Ray, 1990). Between 1885 and 1976 Texada Iron Mines Ltd., produced from four open pits and subsequent underground workings 20,880,900 tonnes of ore which yielded 10,000,000 tonnes of iron concentrate, 887,560 grams of gold, 23,644,310 grams of silver and 26,740,300 kilograms of copper.

Numerous small magnetite lenses associated with limestone beds within the Karmutsen Formation occur near the east coast of the Island from the northern tip to Mount Pocahontas. Most of them contain considerable amounts of copper (McConnell 1914) and at least one of them, the Yew showing which was discovered in 1985, contains free gold in unevenly distributed amounts (J. Bissett, personal communication). None of them has produced on a commercial basis. The Capsheaf and Southcap showings, within the central part of the existing claims, falls under this category. Similarly, a number of small quartz veins and

Magnolia Pase II Rpt. –y 2005 November 21	3	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

silicified shear zones containing free gold have been discovered on the northern part of the Island. The Holly showing, approximately four kilometres northwest of the Magnolia property, exhibited spectacular near-surface free gold in silicified, brecciated Karmutsen volcanics within the Holly Fault.

The iron and copper-gold skarns are believed to be coeval, are structurally and stratigraphically controlled and are related to a varied suite of continental margin intrusions that formed part of the early to middle Jurassic Bonanza magmatic arc. Limestone of the Quatsino Formation is being mined from open pits on the northern and northeastern end of the Island. The limestone is crushed, screened and barged to Vancouver and Portland, Oregon for use in a variety of pharmaceutical and industrial uses.

HISTORY

Numerous pits, trenches, adits and at least one shaft on the Magnolia property attest to previous, mostly unrecorded exploration of the property. The Capsheaf showing, in the centre of the property, occurs within a skarn lens within a gently west-southwest dipping limestone interlayer of the Karmutsen Formation at a diorite intrusive contact. A shaft was sunk, before 1914, to a depth of 27 metres (90 feet) and some drifting done (McConnell 1914). In 1975 Longbar Minerals Ltd., conducted a magnetometer and electromagnetic (VLF) survey in conjunction with geological mapping on and around the Cap Sheaf. Three short diamond drill holes were completed to the south of the Capsheaf shaft. Assay results from drill core included one 1.5 metre (5 foot) section containing 6.17 grams/tonne (0.18 oz/ton) gold, 54.17 grams/tonne (1.58 oz/ton) silver, 5.52% copper and 26.80% iron. Several sections returned 0.5 to 1.0% copper with negligible gold.

Reconnaissance-scale geologic mapping, prospecting, and soil/rock geochemical surveys were conducted in the area during 1984 and 1985 by Packard Resources Ltd. A magnetic and E.M. survey was run over a the south end of the present claim in 1988. Also in 1988, BP Minerals Canada Limited conducted a large-scale soil sampling and geological mapping program on a large block of claims immediately to the north and east of the Magnolia property.

An airborne geophysical survey was conducted for CanQuest Resource Corp., in August 1988. Aerodat Ltd. flew 175 line kilometres over an area partially covered by the property. In November 1990, reconnaissance scale programs of geologic mapping, prospecting and soil sampling were conducted by CanQuest over a portion of the existing claim. In April 1991, reconnaissance scale ground magnetic and electromagnetic surveys were carried out by CanQuest. In February 1992, further soil sampling and geophysical surveys together with limited geological mapping were conducted by CanQuest. In January 1994, a 1,500 metre long baseline was established for survey control for geological mapping in the Capsheaf area. During the same period, portions of the property were mapped at a scale of 1:10,000. Rock sampling at the Capsheaf and Southcap showings in 1994 returned gold values ranging from 66 ppb to 8,620 ppb. Copper values ranged from 3,244 ppm to 73,320 ppm. During 1995, Canquest conducted further geological mapping and prospecting.

The property lay dormant until Greenlite began exploration during 2003 at which time four grab samples of rock were collected from the area of the Capsheaf showing. At this showing, magnetite-garnet-epidote skarn is exposed in a trench and one outcrop. The skarn zone trends north-northwest and most likely dips southwest. Within the trench, a one metre wide zone of massive magnetite-pyrrhotite-pyrite-chalcopyrite-

Magnolia Pase II Rpt. –y 2005 November 21	4	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

bornite-malachite occurs on the footwall of the magnetite-garnet-epidote skarn. Details af the samples are as follows.

Sample No.	Type	Au (g/t)	Cu (%)	Description
3844	Grab	3.85	2.457	Dump material. Magnetite-chalcopyrite skarn. Highly oxidized with malachite after chalcopyrite.
3845	Grab	4.61	3.376	Dump material. Magnetite-chalcopyrite skarn. Less oxidized than 3844.
3846	Grab	2.33	4.463	Grab of magnetite- pyrrhotite -chalcopyrite skarn. Malachite after chalcopyrite.
3847	Grab	5.19	1.915	Grab of magnetitie-garnet-chalcopyrite-pyrrhotite skarn (approx 70% magnetite).

PROPERTY GEOLOGY AND MINERALIZATION

The property is underlain, for the most part, by basaltic flows and volcaniclastics of the Middle to Upper Triassic Karmutsen Formation. The basalt consists of undifferentiated, dark green to black, variably magnetic basalt. The basalt grades from massive to feldsparphyric with individual laths of feldspar to three millimetres in size. The basalt almost always contains disseminated, fine grained magnetite.

At the Capsheaf and Southcap showings dark grey, massive limestone (unit 1c) hosts magnetite-garnet-sulphide skarn zones. The limestone strikes approximately 350° and dips 20° to the southwest. This limestone unit occurs as interbeds within the top of the Karmutsen Formation and, as such, suggests that the basalt flows have a gentle attitude.

There are two styles of mineralization present on the property; (a) pyritized, carbonate-silica altered sheared basalts and (b) magnetite-garnet-sulphide skarn zones within limestone interlayers of the Karmutsen. The carbonate-silica altered basalts tend to have low grade copper mineralization and anomalous gold values. Lead, zinc and silver mineralization may also be present.

Two zones of magnetite-garnet-sulphide skarn are present on the property - Capsheaf and Southcap. Both skarn zones have developed within an interlayer of limestone surrounded by basalt at or near the contact of a diorite intrusive. These skarn zones appear to form proximal to the intersection of northwest trending and northeast trending faults which most likely served as a conduit for the mineralizing solutions.

At the Capsheaf showing, magnetite-garnet-epidote skarn is exposed in a trench and one outcrop. It is assumed that this same unit is exposed in the shaft but, at present, the shaft is full of water so this can not be confirmed. The skarn zone trends north-northwest and most likely dips southwest. Within the trench, a one metre wide zone of massive magnetite-pyrrhotite-pyrite-chalcopyrite-bornite-malachite occurs on the footwall of the magnetite-garnet-epidote skarn. Previous sampling of this showing returned gold values ranging from 66 to 5,260 ppb and copper values ranging from 0.3% to 4.463% .

Magnolia Pase II Rpt. –y 2005 November 21	5	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

At the Southcap showing, garnet skarn with or without sulphides occurs along the contact of carbonate altered basalt and recrystallized limestone within an approximately 20 metre long open cut. Massive magnetite-pyrrhotite-pyrite-chalcopyrite occurs within a highly sheared area on the north end of the trench. Previous sampling of this zone returned gold values ranging from 980 to 8,620 ppb and copper values ranging from 4,715 to 73,320 ppm.

2005 EXPLORATION PROGRAM

During the period 2005 April 8 – 12, a survey grid, comprised of 10 east-west oriented lines each 900 metres long, spaced at 100 metre intervals was established across a portion of the Magnolia property. A total of nine kilometres of grid was surveyed and stations established at 50 metre intervals by a two man crew. The lines were laid out utilizing a Trimble Pathfinder ProXR used in conjunction with a Canadian Coast Guard real-time differential receiver. Figures 4 - 6 are projected in UTM zone 10 N and utilize the North American Datum 1983.

Grid Lines

Line Number	Start Station	End Station	Length
6400 N	2300 E	3200 E	900 m
6500 N	2300 E	3200 E	900 m
6600 N	2300 E	3200 E	900 m
6700 N	2300 E	3200 E	900 m
6800 N	2300 E	3200 E	900 m
6900 N	2300 E	3200 E	900 m
7000 N	2300 E	3200 E	900 m
7100 N	2300 E	3200 E	900 m
7200 N	2300 E	3200 E	900 m
7300 N	2300 E	3200 E	900 m
		Total Length	9,000 m

During the period 2005 July 4 – 7, a soil geochemical survey was conducted on the Magnolia property. A two man crew collected soil samples at 50 metre intervals along the east-west oriented grid lines established during April 2005. Soils were collected from the B-horizon at a depth of approximately 30 centimetres utilizing a shovel and grubhoe. If no soil was present at a proposed sample site then the site was moved east or west until a suitable sample could be collected. Samples were placed in kraft wet-strength paper bags and marked with the grid location. Soil samples were shipped to Acme Analytical Laboratories Ltd. In Vancouver, BC for analysis. Bubble plots of gold, copper and iron in soil are shown in Figures 4, 5 and 6 respectively.

Magnolia Pase II Rpt. –y 2005 November 21	6	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

CONCLUSION AND RECOMMENDATIONS

There are two known gold and copper bearing skarn zones on the Magnolia property, Capsheaf and Southcap. These zones are located at the north and south end of the grid respectively. Several coincident copper – iron – (gold) soil anomalies occur between the Capsheaf and Southcap showings (Figures 4 – 6).

Weak skarn development occurs in the suspected area of the Milner Trench. This area needs to be prospected and mapped in more detail.

Due to the strong association of Iron and copper (gold) within the skarn zones a ground based magnetic survey should be helpful in locating areas of possible copper (gold) mineralization. It is recommended that Greenlite Ventures conduct further exploration on the Magnolia property. The next phase of exploration should consist of a magnetic survey over the flagged grid established during this program. In conjunction with the magnetic survey, geological mapping and prospecting should be conducted over the flagged grid. The estimated cost of the recommended program is US$7,500.

Magnolia Pase II Rpt. –y 2005 November 21	7	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

REFERENCES

Benvenuto, G: Assessment Report - Magnolia Property, Texada Island, B.C. for Canquest Resource Corp. March 30, 1992.

Economic Geology and the Bulletin of the Society of Economic Geologists. Volume 77, number 4, June-July 1982.

Ettlinger, A.D. and Ray, G.E: Gold-enriched Skarn Deposits in British Columbia; B.C. Ministry of Energy, Mines and Petroleum Resources, Geological Fieldwork 1987, Paper 1988-1, pages 263-279.

Findlay, A.R. and Hoffman, S.J: Assessment Report - 1988 Exploration Program, Pocahontas Bay Project for BP Resources Canada Ltd. October, 1988.

Ray, G.E., Ettlinger, A.D. and Meinert, L.D: Gold Skarns: Their Distribution, Characteristics and Problems in Classification; B.C. Ministry of Energy, Mines and Petroleum Resources, Geological Fieldwork 1989, Paper 1990-1, pages 237-246.

Reynolds, Paul: Geological Report with Recommendations on the Magnolia Property for Canquest Resource Corp. February 15, 1994.

Reynolds, Paul: Geological Assessment Report on the Magnolia Property for Canquest Resource Corp. February 15, 1996.

Reynolds, Paul: Summary Report on the Magnolia Property for Greenlite Ventures Inc. May 4, 2002

Webster, I.C.L. and Ray, G.E: Geology and Mineral Deposits of Northern Texada Island; B.C. Ministry of Energy, Mines and Petroleum Resources, Geological Fieldwork 1989, Paper 1990-1, pages 257-265.

Webster, I.C.L. and Ray, G.E: Geology and Mineral Deposits of Northern Texada Island; B.C. Ministry of Energy, Mines and Petroleum Resources, Open File 1990-3.

Whittles, A.B.L: Geophysical Report on the Capsheaf Claim Group. December 1975.

Magnolia Pase II Rpt. –y 2005 November 21	8	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

CERTIFICATE

I, Paul Reynolds, of Vancouver, British Columbia hereby certify that:

  I am a Professional Geoscientist registered in good standing with the Association of Professional Engineers and Geoscientists of British Columbia (Registration No. 19603)

  I am a graduate of the University of British Columbia, with a B.Sc. in Geology (1987).

  I have been engaged in geological work continuously since 1987, in North and South America.
  I am the author of this report. The information in this report is based upon a review of unpublished and published reports and maps and on field work conducted under my supervision during the period 2005 April 4 to September 15.

  I have no interest, directly or indirectly, in the Magnolia property, or any property within 10 kilometres of the Magnolia property. I have no interest, directly or indirectly, in Greenlite Ventures Inc. or its securities nor do I expect to receive any interest in Greenlite Ventures Inc.

  Permission is hereby granted to Greenlite Ventures Inc. to use this report, or excerpts or summaries thereof, in a prospectus, offering memorandum or similar document to be filed in jurisdictions outside of Canada. This report may not be referred to for the purposes of filing a prospectus, offering memorandum or similar document within Canada, as it does not meet the requirements of NP-43-101.

Signed this 22nd day of November, 2005.

/s/ Paul Reynolds
Paul Reynolds, B. Sc., P. Geo.

Magnolia Pase II Rpt. –y 2005 November 21	9	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

ANALYTICAL RESULTS

Magnolia Pase II Rpt. – 2005 November 21	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

FIGURES 1 - 6

Magnolia Pase II Rpt. – 2005 November 21	P. Reynolds, P. Geo.
Greenlite Ventures Inc.

092F 274
229535
092F 507
5506000 m N
Gillies Bay
393000 m E
N
0 500 1,000 1,500
Metres

BRITISH
COLUMBIA
MAGNOLIA CLAIM

Greenlite Ventures Inc.

Magnolia1 Claim

Texada Island; Nanaimo M.D., British Columbia

NTS 092F 09W

Location and Claim Map

PSR - after BCMEMPR MapPlace web site	May 2003
	Figure 1

BLUBBER BAY
Ferry
Loyal
Paris
MALASPINA
STRAIT
N
CRESCENT BAY
VANANDA
Marble Bay mine
Little Billie mine
Copper Queen
STRAIT OF GEORGIA
Yew
Cornell
RAVEN BAY
POCAHONTAS BAY
Holly
Ideal Fault
Holly Fault
Cap Sheaf
Gillies Bay stock
Marble Bay Fault
Texada Iron Mine deposits:
Yellow Kid
Prescott
Paxton
Lake
LEGEND
QUATERNARY
Alluvium
MIDDLE JURASSIC
Diorite, hornblende poryphry, quartz monzonite, granodiorite stocks, dykes.
MIDDLE TO UPPER TRIASSIC
Quatsino Formation: limestone
Karmutson Formation: massive to pillowed basalt; intervals of limestone with minor siltstone near top.
GILLIES BAY
MAGNOLIA PROPERTY
0
5 KM
Scale 1 : 100,000
SYMBOLS
Geologic unit boundary.
Fault.
Past-producing mine.
Mineral occurrence: gold + copper skarns except gold-quartz veins at Holly.

Greenlite Ventures Inc.

Magnolia Project
Regional Geology

After Webster & Ray, 1990

Figure 2

N
CAPSHEAF
MAG-PO-GARNET
SKARN
Miner Trench?
RH 10
20
SOUTHCAP
MAG-PO-GARNET
SKARN
Property Boundary
LEGEND
ISLAND INTRUSIONS (JURASSIC)
3 DIORITE
QUATSINO FM. (TRIASSIC)
2 LIMESTONE
KARMUTSEN FM. (TRIASSIC)
1c LIMESTONE INTERLAYER
1b MAFIC VOLCANICLASTICS
1a AMYGDALOIDAL BASALT
1 BASALT FLOWS
POWER LINE
ROAD
OUTCROP
GEOLOGICAL CONTACT
FAULT
LINEAMENT
SHAFT
SULPHIDE SHOWING
JOINT (VERTICAL)
0 75 150 300 450

Greenlite Ventures Inc.

Magnolia Claim
Property Geology

After Reynolds, 1996

Figure 3

Greenlite Ventures Inc.
Magnolia Project
Figure 4 - Soil Geochemistry - Au
Scale: 1:10,000
0 125 250 500 750 1,000
Meters
Projection: UTM Zone: 10N Datum: Nad83
BCGS Mapsheets: 092F068, 078
Legend
2005 Soil Sample Locations
Au >10ppb
10 - 20
21 - 35
36 - 60
61 - 186
187 - 2163
Magnolia 1 Claim
Magnolia 1 LCP
392000
393000
394000
5508000
5507000
5506000
5505000
N
S
E
W
2300 2400 2500 2600 2700 2800 2900 3000 3100 3200
7700N
7600N
7500N
7400N
7300N
7200N
7100N
7000N
6900N
6800N
6700N
6600N
6500N
6400N
old camp
adit
priv drive sign
196
186
203
252
246
269
208
Granby
Cr

Greenlite Ventures Inc.
Magnolia Project
Figure 5 - Soil Geochemistry - Cu
Scale: 1:10,000
0 125 250 500 750 1,000
Meters
Projection: UTM Zone: 10N Datum: Nad83
BCGS Mapsheets: 092F068, 078
392000
393000
394000
5508000
5507000
5506000
5505000
2300 2400 2500 2600 2700 2800 2900 3000 3100 3200
7700N
7600N
7500N
7400N
7300N
7200N
7100N
7000N
6900N
6800N
6700N
6600N
6500N
6400N
grid intersection
old camp
adit
dam
priv drive sign
196
203
252
246
269
208
C r a n b y
Legend
2005 Soil Sample Locations
Cu >50ppm
50 - 75
76 - 100
101 - 150
151 - 200
201 - 300
Magnolia 1 Claim
Magnolia 1 LCP

Greenlite Ventures Inc.
Magnolia Project
Figure 6 - Soil Geochemistry - Fe
Scale: 1:10,000
0 125 250 500 750 1,000
Meters
Projection: UTM Zone: 10N Datum: Nad83
BCGS Mapsheets: 092F068, 078
392000
393000
394000
5508000
5507000
5506000
5505000
2300 2400 2500 2600 2700 2800 2900 3000 3100 3200
7700N
7600N
7500N
7400N
7300N
7200N
7100N
7000N
6900N
6800N
6700N
6600N
6500N
6400N
road intersection
old camp
priv drive sign
196
186
203
252
246
269
Legend
2005 Soil Sample Locations
Fe - 2005 soils >5%
Fe (%)
3 - 5
6
7 - 8
9 - 11
12 - 19
Magnolia 1 Claim
Magnolia 1 LCP